Exhibit 10.14

Exhibit 10.14

The following current executive officers have entered into Executive Severance Agreements with the Company in the form filed herewith. The information listed below is inserted into the blanks for the respective executive officer’s Executive Severance Agreement.

	Salary Multiplier Rate		Change of Control
		Termination Period	Continuation Period
	(Section 4(a)(4))	(Section 1(n))	(Section 2)
R. Paul Guerre	2	2 years	24 months
Michael Jeppesen	2	2 years	24 months